EXHIBIT 10.4

[AVICENA LETTERHEAD]

[ADDRESS BLOCK]

April 4, 2007

Dear Sirs:

In consideration of the consent of the holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) of Avicena Group, Inc., a Delaware corporation (the “Corporation”) to amend the Certificate of Designations, Preferences and Rights of Series A Convertible Stock (“Certificate of Designation”), the Corporation hereby grants to you, as a holder of Series A Preferred Stock, the option to convert your shares of Series A Preferred Stock and the accompanying Warrant to purchase Common Stock (“Series A Warrant”) into shares of the Corporation’s Series B Convertible Preferred Stock and a warrant to purchase Common Stock granted therewith (“Series B Warrant”) on a one-for-one basis (the “Option”).

The Option will only become effective upon the sale by the Corporation of at least 400,000 shares of the Series B Convertible Stock on or prior to March 30, 2007, and must be exercised by you, in whole or in part, on or prior to April 30, 2007. In order to exercise the Option, you must deliver to the Corporation written notice of your election to exercise the Option, which notice will specify the number of shares of Series A Preferred Stock and pro rata Series A Warrant with respect to which the Option is being exercised together with the certificate representing your shares of Series A Preferred Stock and the Series A Warrant and a signed copy of the Securities Purchase Agreement regarding the Series B Convertible Stock, a copy of which will be provided to you by the Corporation upon request. Upon receipt of these documents, the Corporation shall promptly cause to be issued to you a certificate representing the shares of Series B Convertible Stock and a Series B Warrant as set forth in the Securities Purchase Agreement and, if your exercise is not for your entire holdings of Series A Preferred Stock and the entire Series A Warrant, a certificate for the balance of the share of Series A Preferred Stock and a Series A Warrant representing the portion not converted, which shares and Series A Warrant will remain subject to the same terms and conditions as currently exist with respect to such shares and Series A Warrant.

AVICENA GROUP, INC.

By:

ACCEPTED AND AGREED

Print Name

Signature

Print Name of Signatory

Date:                                                             , 2007